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                                                             EXHIBIT 3.3
-------------------------------------------------------------------------------

                          STATE OF DELAWARE
                  OFFICE OF THE SECRETARY OF STATE
                  --------------------------------

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TICKETMASTER ONLINE-CITYSEARCH, INC.", CHANGING ITS NAME FROM "TICKETMASTER ONLINE-CITYSEARCH, INC." TO "TICKETMASTER", FILED IN THIS
OFFICE ON THE THIRTY-FIRST DAY OF JANUARY, A.D. 2001, AT 9 O'CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.








                                 /s/ HARRIET SMITH WINDSOR
                                 ----------------------------------------------
                                 HARRIET SMITH WINDSOR, SECRETARY OF STATE

2544478 8100                                            AUTHENTICATION: 0947767
010051292                                                        DATE: 01-31-01


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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/31/2001
010051292-2544478


                          CERTIFICATE OF AMENDMENT

                                  TO THE

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                    OF

                     TICKETMASTER ONLINE-CITYSEARCH, INC.

                         A DELAWARE CORPORATION

          Ticketmaster Online-Citysearch, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

          FIRST:     That, in accordance with the provisions of Section 242
of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted resolutions setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation (this "Amendment") and deeming this Amendment advisable.

          SECOND:    That this Amendment was approved by written consent of
the stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

          THIRD:     That written notice of this Amendment was duly given in
accordance with Section 228 of the General Corporation Law of the State of Delaware to stockholders of the Corporation who did not consent to this Amendment.

          FOURTH:    That the Amended and Restated Certificate of
Incorporation of the Corporation is hereby amended as follows:

          (A) Article I of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

                                       I.

                   The name of the Corporation is Ticketmaster.

          (B) The first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

                   The Corporation is authorized to issue four classes of
               stock to be designated "Class A Common Stock", "Class B Common Stock,""Class

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               C Common Stock" (the Class A Common Stock, Class B Common
               Stock and Class C Common Stock are sometimes referred to collectively hereinafter as the "Common Stock") and "Preferred Stock," all of which shall have a par value of $0.01 per share. The total number of shares which the Corporation is authorized to issue is four hundred four million eight hundred and eighty-three thousand and five hundred six (404,883,506).
               One hundred fifty million (150,000,000) shares shall be Class A Common Stock, two hundred fifty million (250,000,000) shall be Class B Common Stock, two million eight hundred and eighty-three thousand and five hundred six (2,883,506) shall be Class C Common Stock and two million (2,000,000) shares shall be Preferred Stock.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and attested to by its Secretary this 23rd day of January, 2001.

                                                             /s/ John Pleasants
                                                            -------------------
                                                           Name: John Pleasants
                                                         Title: CEO & President


Attest:
/s/ Bradley Serwin
----------------------
Name: Brad Serwin
Title: Secretary